UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

July 26, 2007

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 26, 2007, the Board of Directors of Capital One Financial Corporation (the “Company”) approved certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of its directors, officers and employees. The amendments to the Code were mainly driven by the integration of Hibernia Corporation and North Fork Bancorporation, companies acquired over the last two years.

The Code was amended to add a new provision giving oversight and management of the Code to a committee composed of senior executives. The amendments also define or further describe duties and obligations of all individuals subject to the Code with respect to: the employment of relatives or friends, the use of intellectual property, investments in companies related to Capital One, participation in political activities, and the policy in connection with discrimination and harassment, among other things. The full text of the amended Code will be made available free of charge through the corporate governance page of the Company’s website at www.capitalone.com/about/.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: August 1, 2007	By:	/s/ Richard D. Fairbank
Richard D. Fairbank Chairman, Chief Executive Officer and President

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